                                                                     EXHIBIT 4.1

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (I) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES
ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND (Z) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE HOLDER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (II) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

         THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (II) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

         THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN DENOMINATIONS OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

No. D-2

                            PROASSURANCE CORPORATION
              FLOATING RATE JUNIOR SUBORDINATED DEBENTURE DUE 2034

                                   $22,682,000

         ProAssurance Corporation, a Delaware corporation (the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Institutional Trustee for ProAssurance Capital Trust II or registered assigns, the principal sum of Twenty-Two Million Six Hundred Eighty-Two Thousand Dollars ($22,682,000) on May 12, 2034, unless redeemed by the Company prior to the Stated Maturity in accordance with the terms specified herein and in the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. The Company further promises to pay interest on said principal sum from May 12, 2004, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on February 15, May 15, August 15 and November 15 of each year commencing August 15, 2004 (each, an "Interest Payment Date"), at a rate per annum with respect to such Interest Payment Period (the "Interest Rate") equal to LIBOR as determined on the Determination Date with respect to such Interest Payment Period, plus 3.85%, such Interest Rate for the initial Interest Payment Period being 5.09%, (provided, that the Interest Rate for any Interest Payment Period prior to the Interest Payment Period commencing on the Interest Payment Date on May 15, 2009 may not exceed 12.50% per annum and, provided further, that the Interest Rate for any Interest Payment Period shall not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general applicability) until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent enforceable under applicable law) on any overdue interest at the then applicable Interest Rate, compounded quarterly.

         The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year and the actual number of days elapsed in such Interest Payment Period.

         In the event that any Interest Payment Date is not a Business Day, then any interest payable on such date will be paid on, and such Interest Payment Date will be moved to, the next succeeding Business Day, and additional interest will accrue for each day that such payment is delayed as a result thereof, except that, if such next Business Day is in the next succeeding calendar month, such payment shall be made on the preceding Business Day, in each case with the same force and effect as if made on the date such payment otherwise would have been payable; provided, however, that in the event that the Stated Maturity date or earlier redemption date is not a Business Day, then payment of principal, interest and premium (if any) payable on such date will be made on the next Business Day (and without any additional accrual of interest or other payment in respect of any such delay).

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the relevant record dates, which will be the fifteenth calendar day preceding the relevant Interest Payment Date. Payments of interest may be deferred by the Company pursuant to the provisions of the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the Holders of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The principal of and the interest on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in Wilmington, Delaware in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on an Interest Payment Date may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto, while payments due at Stated Maturity or earlier redemption will be made by the Company in same-day funds against presentation and surrender of this Security. Notwithstanding the foregoing, so long as the Holder of this Security is the Institutional Trustee, the payment of the principal of, premium, if any, and interest on this Security will be made by the Company in same-day funds at such place and to such account as may be designated by the Institutional Trustee.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions. Each Holder hereof, by his or her acceptance hereof, hereby agrees to treat this Security as indebtedness for all United States federal income tax purposes.

         This Security shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                        PROASSURANCE CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

Attest:

_____________________________
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

Dated: May 26, 2004

         This is one of the Securities referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By: _________________________________
          Authorized Signatory

         This Security is issued under and pursuant to an indenture, dated as of May 12, 2004, duly executed and delivered between the Company and Wilmington Trust Company, as trustee (the "Trustee") (such indenture as amended or supplemented from time to time, the "Indenture"). The Securities of which this Security is a part is entitled the "Floating Rate Junior Subordinated Debentures due 2034". These Securities are limited in aggregate principal amount to $10,310,000, as specified in said Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

         This Security is redeemable prior to its Stated Maturity by the Company
(i) in whole or in part on any Interest Payment Date after May 12, 2009 or (ii) in whole but not in part at any time prior to May 12, 2009 upon the occurrence and continuation of a Special Event. Any redemption pursuant to this paragraph will be made, upon not less than 30 days nor more than 60 days' prior written notice, at a redemption price (the "Redemption Price") equal to 100% of the principal amount to be redeemed plus any unpaid interest (including Additional Tax Sums and Compound Interest, if any) accrued thereon to the date of such redemption (the "Redemption Price") provided, (i) that the Company may not exercise its option to redeem with respect to a Special Event unless it fixes, not later than 90 days after the occurrence of such Special Event, a date for redemption and mails a notice thereof to Holders and (ii) that the Company may not exercise its option to redeem with respect to a Special Event unless it pays a premium, in addition to the Redemption Price, in cash equal to the product of
(y) 100% of the outstanding principal amount of such Security, and (z) the percentage specified below for the applicable date of redemption provided that the Company shall have received the prior approval of any applicable insurance regulatory authority therefor, if necessary:

Redemption During the 12-Month Period
      Beginning May 12, 2004                           Percentage of Principal Amount
      ----------------------                           ------------------------------
               2004                                                   5%
               2005                                                   4%
               2006                                                   3%
               2007                                                   2%
               2008                                                   1%
       2009 and thereafter                                            0%

         The Redemption Price and premium, if any, shall be paid prior to 10:00 a.m., New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Securities are only partially redeemed by the Company, the Securities will be redeemed pro rata or by lot or by any other method utilized by the Trustee (in integral multiples of $1,000).

         In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall without the consent of the Holders of each Security, (i) change the Stated Maturity of any such Security, or reduce the Interest Rate (or change the manner of calculation of the Interest
Rate) or change any date on which interest thereon is payable, or reduce the principal amount thereof or any premium thereon, or change any redemption or repayment date or period or price, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Securities, or impair or affect the right of any Securityholder to institute suit for payment thereof, (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture or
(iii) otherwise materially and adversely affect the interests of the Holders of any such Security; provided, further, that if the Securities are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the registered holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each outstanding Security is required, such supplemental indenture shall not be effective until each registered holder of the Trust Securities shall have consented to such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the Holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right, on one or more occasions during the term of the Securities, to time to defer the payments of interest of such Securities for up to 20 consecutive quarterly periods (each, a "Deferral Period"); provided, that (i) no Deferral Period may exceed

20 consecutive quarterly periods and (ii) no Deferral Period may extend beyond the Stated Maturity or the earlier redemption of the Securities. No interest shall be due and payable during a Deferral Period. At the end of each Deferral Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon, including any Compound Interest and Additional Tax Sums at the Interest Rate to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Deferral Period, the Company may further extend such Deferral Period, provided that such Deferral Period together with all such previous and further extensions within such Deferral Period shall not exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity or earlier redemption of the Securities. At the termination of any Deferral Period and upon the payment of all accrued and unpaid interest, including any Additional Tax Sums and Compound Interest, the Company may commence a new Deferral Period, subject to the foregoing requirements.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the Holder hereof on the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Trustee, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         The Securities are issuable only in fully registered form without interest coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities so issued are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any Paying Agent, any transfer agent and any Security registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than a security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and none of the Company, the Trustee, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).